SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2003

POOLED AUTO SECURITIES SHELF LLC

(Exact Name of Registrant as Specified in its charter)

Delaware	333-104376	52-2233151
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wachovia Center, TW-9 Charlotte, North Carolina		28288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 715-6030

Item 5. Other Events.

Filing of Certain Agreements:

On May 29, 2003, Pooled Auto Securities Shelf LLC (the “Company”) entered into an amended and restated trust agreement, dated as of May 1, 2003 (the “Trust Agreement”), between the Company, as depositor, The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”), and The Bank of New York, as trustee (the “Owner Trustee”). The Trust Agreement is attached hereto as Exhibit 4.1.

On May 29, 2003, CarMax Auto Owner Trust 2003-1 (the “Issuer”) and Wells Fargo Bank Minnesota, National Association, as trustee (the “Indenture Trustee”), entered into an indenture, dated as of May 1, 2003 (the “Indenture”). The Indenture is attached hereto as Exhibit 4.2.

On May 29, 2003, the Company entered into a sale and servicing agreement, dated as of May 1, 2003 (the “Sale and Servicing Agreement”), among the Company, as depositor, the Issuer and CarMax Auto Superstores, Inc. (“CarMax”), as seller and servicer. The Sale and Servicing Agreement is attached hereto as Exhibit 10.1.

On May 29, 2003, the Issuer entered into an administration agreement, dated as of May 1, 2003 (the “Administration Agreement”), among the Issuer, CarMax, as administrator, and the Indenture Trustee. The Administration Agreement is attached hereto as Exhibit 10.2.

On May 29, 2003, the Company entered into a receivables purchase agreement, dated as of May 1, 2003 (the “Receivables Purchase Agreement”), between CarMax, as seller, and the Company, as purchaser. The Receivables Purchase Agreement is attached hereto as Exhibit 10.3.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable.

(b) Not Applicable.

(c) Exhibits.

4.1	Amended and Restated Trust Agreement, dated as of May 1, 2003, among the Company, as depositor, the Delaware Trustee and the Owner Trustee.

4.2	Indenture, dated as of May 1, 2003, between the Issuer and the Indenture Trustee.

10.1	Sale and Servicing Agreement, dated as of May 1, 2003, among the Company, as depositor, the Issuer and CarMax, as seller and servicer.

10.2	Administration Agreement, dated as of May 1, 2003, among the Issuer, CarMax, as administrator, and the Indenture Trustee.

10.3	Receivables Purchase Agreement, dated as of May 1, 2003, between CarMax, as seller, and the Company, as purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POOLED AUTO SECURITIES SHELF LLC

By:	/s/ Curtis A. Sidden, Jr.
Curtis A. Sidden, Jr. Vice President

Dated: June 3, 2003

Index to Exhibits

Exhibit
4.1	Amended and Restated Trust Agreement, dated as of May 1, 2003, among the Company, as depositor, the Delaware Trustee and the Owner Trustee.

4.2	Indenture, dated as of May 1, 2003, between the Issuer and the Indenture Trustee.

10.1	Sale and Servicing Agreement, dated as of May 1, 2003, among the Company, as depositor, the Issuer and CarMax, as seller and servicer.

10.2	Administration Agreement, dated as of May 1, 2003, among the Issuer, CarMax, as administrator, and the Indenture Trustee.

10.3	Receivables Purchase Agreement, dated as of May 1, 2003, between CarMax, as seller, and the Company, as purchaser.